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EXHIBIT 23.2


                     CONSENT OF THE INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 5, 2001, relating to the financial statements of the WMC Limited Gold Business Unit, which appear in Gold Fields Limited's Annual Report on Form 20-F for the year ended June 30, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers
__________________________



PricewaterhouseCoopers
Melbourne, Australia
February 4, 2004